Exhibit 10.18

No.

FORM OF RESELLER WARRANT

THIS WARRANT SHALL BE VOID IF NOT EXERCISED PRIOR TO

THE EXPIRATION OF THE EXERCISE PERIOD PROVIDED FOR

IN THE RESELLER AGREEMENT DESCRIBED BELOW

BRAND ENGAGEMENT NETWORK INC.

Incorporated Under the Laws of the State of Delaware

Warrant Certificate

This Warrant Certificate certifies that AFG Companies, Inc., a Texas corporation (“AFG”), or its registered assigns, is the registered holder of the warrant evidenced hereby (the “Warrant”) to purchase up to 3,750,000 shares (the “Warrant Shares”) of common stock, $0.0001 par value (the “Common Stock”) of Brand Engagement Network Inc., a Delaware corporation (the “Company”). Each Warrant entitles the holder, upon exercise during the period set forth in the that certain Exclusive Reseller Agreement, dated August 19, 2023, by and between the Company and AFG, as amended by that First Amendment to the Exclusive Reseller Agreement, dated February 9, 2024 (the “Reseller Agreement”), to receive from the Company that number of fully paid and non-assessable shares of Common Stock as set forth below, at an initial exercise price of $10.00 per share (the “Warrant Price”) as set forth in the Reseller Agreement, payable in lawful money of the United States of America upon surrender of this Warrant Certificate (in whole or in part) and payment of the Warrant Price to the Company (who shall serve as the warrant agent for the purposes hereof), subject to the conditions set forth herein and in the Reseller Agreement. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Reseller Agreement.

No fractional shares will be issued upon exercise of the Warrant. No fraction of a Warrant Share will be issued, and each person who would otherwise be entitled to a fraction of a Warrant Share (after aggregating all fractional shares of Warrant Shares that otherwise would be received by such person in connection with the exercise of the Warrant) shall instead have the number of Warrant Shares issued to such person upon exercise of the Warrant rounded down to the nearest whole Warrant Share. The Warrant Shares issuable upon the exercise, and if appropriate, the exercise price, of each unexpired Warrant Tranche (as defined below), to the extent such Warrant Tranche has not yet been exercised, shall be equitably adjusted for stock splits, stock dividends and stock combinations and recapitalizations affecting the Warrant Shares.

The Warrant Shares are divided into 11 tranches as set forth in the following table (the “Warrant Tranches” and each, a “Warrant Tranche”). Each Warrant Tranche shall become exercisable if the amount actually paid by AFG to the Company under the Reseller Agreement during an annual period meets or exceeds the corresponding threshold set forth in the following table (the “Earnout Threshold”). The first annual period began on August 19, 2023 (the “Effective Date”). Each annual period thereafter starts on an anniversary of the Effective Date. When AFG satisfies an Earnout Threshold, AFG shall have three (3) years from the date of the Company’s board of directors’ (the “Board”) determination described below, to exercise the corresponding Warrant Tranche to receive Warrant Shares.

Warrant Tranche	Reseller Payments to BEN *	Warrant Shares on Exercise
A	$9,000,000	190,120
B	$10,500,000	211,318
C	$12,000,000	234,888
D	$13,500,000	261,086
E	$15,000,000	290,206
F	$16,500,000	322,573
G	$18,000,000	358,551
H	$19,500,000	398,542
I	$21,000,000	442,993
J	$22,500,000	492,402
K	$24,000,000	547,321

*	Per Section 4.4 of the Reseller Agreement, represents fifty percent (50%) of all amounts collected by AFG from Customers (as defined in the Reseller Agreement)

Upon the achievement of an Earnout Threshold for the first time, on the day the Board has determined the Earnout Threshold has been achieved (as further described below) for a particular Warrant Tranche, then the corresponding Warrant Tranche shall become exercisable for a three-year period (any three year period, an “Exercise Period”). Any Warrant Tranche that is not exercised, in whole or in part, within the corresponding Exercise Period shall expire and AFG shall no longer be permitted to exercise such Warrant Tranche.

In the event that any Earnout Threshold is not achieved prior to the earlier of termination of the Reseller Agreement or the end of the Initial Term (as defined in the Reseller Agreement) (the “Earnout Expiration Date”), then the corresponding Warrant Tranches shall expire, shall not become exercisable, and all liabilities and obligations hereunder with respect to such Warrant Tranche shall immediately terminate without any further action of the parties. For the avoidance of doubt, the Earnout Expiration Date shall not impact the Exercise Period for Warrant Tranches whose Earnout Threshold was previously met.

Whenever any provision hereunder provides that the Board is permitted or required to make a decision in its “sole discretion” or “discretion”, any such decision shall be made by a majority of the “Independent Directors” (as determined under applicable stock exchange and SEC rules and regulations) then serving on the Board. For the avoidance of doubt, and notwithstanding anything to the contrary set forth hereunder, the Board will have sole discretion in determining whether an Earnout Threshold has been achieved. The Board will not unreasonably withhold its determination; additionally, the Board will allow AFG to review the financial information evaluated by the Board if the Board determines that an Earnout Threshold has not been achieved.

In the event that, prior to the Earnout Expiration Date, (i) the Company effects a sale (directly or indirectly) of all or substantially all of the assets of the Company to a third party, or (ii) the Company effects a merger or consolidation or other transaction involving the Company, in each case which results in the Company being controlled, directly or indirectly, by a third party following the closing of such transaction (a “Triggering Transaction”), then, in each such case, the Company shall cause the third party acquirer or successor in such Triggering Transaction to expressly assume all of the obligations under the Reseller Agreement and this Warrant with respect to the Warrant.

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This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

BRAND ENGAGEMENT NETWORK INC.

By:
Name:	Michael Zacharski
Title:	Chief Executive Officer

Annex A

Form of Election to Purchase

(To Be Executed Upon Exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive shares of common stock, par value $0.0001 (the “Common Stock”) of Brand Engagement Network Inc., a Delaware corporation (the “Company”) in the amount of $ _________ in accordance with the terms hereof. The undersigned requests that the shares of Common Stock be maintained on the books of the Warrant Agent registered in the name of _________, whose address is __________. If said number of shares of Common Stock is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares of Common Stock to be registered in the name of _________, whose address is _________ and that such Warrant Certificate be delivered to _________, whose address is _________.

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Date: , 20
(Signature)

(Tax Identification Number)

Signature Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).